C O P Y R IG H T © A B C E LL E R A Q2 2024 BUSINESS UPDATE AUGUST 6, 2024

C O PY R IG H T © A B C EL LE R A DISCLAIMER 2 This presentation contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this presentation other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward- looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this presentation represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law. Q 2 2 0 2 4 B U S IN ES S U PD AT E

C O PY R IG H T © A B C EL LE R A C O PY R IG H T © A B C EL LE R A 3 Q 2 2 0 2 4 B U S IN ES S U PD AT E We are allocating capital across 3 key priorities. Q 2 2 0 2 4 U P D A T E Engine & Capabilities Strategic Partnerships Internal Programs & Pipeline1 2 3

OUR PIPELINE

ABCL635 & ABCL575 are on track for clinical trial applications in Q2 2025.

Molecule	Target	Indication	Therapeutic Area	Potential Differentiation
ABCL635	undisclosed **GPCR or ion channel**	undisclosed	metabolic & endocrine conditions	first in class
IND-ENABLING				
ABCL575	OX40L	atopic dermatitis	immunology & inflammation	best in class
IND-ENABLING				

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OUR EARLY INTERNAL PRECLINICAL PROGRAMS

We are moving four T-cell engager molecules into preclinical efficacy models.

On the basis of data obtained in these studies, we may bring one or more of these programs into our development pipeline:

Target	Potential Indications
PSMA x CD3	prostate cancer
B7-H4 x CD3	ovarian and lung cancer
Undisclosed	oncology
CD19 x CD3	autoimmune conditions



Q2 2024 BUSINESS UPDATE

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OUR PARTNERS

Abdera submits IND and receives FDA fast-track designation for ABD-147.

Abdera Therapeutics

ABD-147 is a radioisotope antibody conjugate for the treatment of patients with small cell lung cancer.

ABD-147 is designed to deliver Actinium-225 to solid tumors expressing DLL3.

AbCellera is a founding partner in Abdera and **discovered the antibody** from which ABD-147 is derived.

AbCellera has a **low-single-digit royalty** stake in Abdera's programs and a **mid-single-digit equity** ownership position.

Q2 2024 BUSINESS UPDATE

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OUR PARTNERS

Invetx announces upcoming acquisition by Dechra Pharmaceuticals for up to US$520M.

Invetx has agreed to be acquired by Dechra, a global specialist veterinary pharmaceuticals business, for up to $520 million in total consideration.

AbCellera is a founding partner in Invetx.

AbCellera has a **low-single-digit royalty** stake in Invetx's programs and a **mid-single-digit equity** ownership position.

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OUR PARTNERS

We recently expanded our strategic collaboration with Lilly.

ORIGINAL COLLABORATION (2020)

8 *de novo* programs

1 exclusive license to COVID-19 antibody program

EXPANDED COLLABORATION

multiple programs over multiple years

- IMMUNOLOGY
- CARDIOVASCULAR DISEASE
- NEUROSCIENCE

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C O P Y R IG H T © A B C E LL E R A Q2 2024 FINANCIALS UPDATE

Q2 2024 BUSINESS UPDATE

Continued progress on key business metrics and a strong cash position.

~$920M In available liquidity to execute on our strategy

~$700M in total cash, cash equivalents, & marketable securities

93 cumulative partner-initiated program starts with downstreams

14 molecules in the clinic

2 internal programs advanced into IND-enabling studies

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C O PY R IG H T © A B C EL LE R A 14 2 4 6 8 10 12 14 0 19 20 21 22 23 24 Q2 17162015 18 0 10 20 30 40 50 60 70 80 90 100 18 19 20 21 22 23 24 Q2 17162015 93 PARTNER-INITIATED PROGRAM STARTS WITH DOWNSTREAMS Continuing portfolio growth. 11 FI N A N CI A LS Cumulative # of Q 2 2 0 2 4 B U S IN ES S U PD AT E MOLECULES IN THE CLINIC Cumulative # of Notable Updates on Molecule This Quarter’s Update ABD-147 New: received IND clearance and FDA fast-track designation AB-2100 Advanced into Phase 1/2 study

C O PY R IG H T © A B C EL LE R A Q2 2024Q2 2023 $36.5M $40.9M +$4.5M Q2 2024Q2 2023 $3.8M $3.1M -$0.7M Q2 2024Q2 2023 $15.5M $20.2M +$4.7M 12 FI N A N CI A LS RESEARCH & DEVELOPMENT SALES & MARKETING GENERAL & ADMIN Operating Expenses USD Q 2 2 0 2 4 B U S IN ES S U PD AT E MILESTONES LICENSING RESEARCH FEES Revenue USD Operating expenses reflect ongoing investments, predominantly in R&D; partly offset by $7M in revenue. $1.5M $0.4M Q2 2024 $10.1M $7.3M $5.5M Q2 2023 $9.8M

C O PY R IG H T © A B C EL LE R A 13 FI N A N CI A LS Net loss of $37M; equivalent to ($0.13) per share (basic & diluted). NET EARNINGS EARNINGS PER SHARE: BASIC AND DILUTED Q2 2023 Q2 2024 -$30.5M -$36.9M -$0.11 -$0.13 Q2 2023 Q2 2024 Q 2 2 0 2 4 B U S IN ES S U PD AT E Earnings USD

C O PY R IG H T © A B C EL LE R A 14 FI N A N CI A LS Approximately $700M in total cash, equivalents, and marketable securities. Cash Flows USD Q 2 2 0 2 4 B U S IN ES S U PD AT E INVESTING FINANCING ($31M) Other FX $522M Marketable Securities $148M Cash & Equivalents $627M Marketable Securities Jun 30, 2024 $113M Marketable Securities (net) OPERATINGDec 31, 2023 $27M* $133M Cash & Equivalents $788M ($72M) $82M $5M ($1M) $698M $27M*

C O PY R IG H T © A B C EL LE R A 15 THANK YOU Q 2 2 0 2 4 B U S IN ES S U PD AT E